Exhibit 99.1

Mellon Financial Corporation

Quarterly Earnings Summary

April 18, 2006

Table of Contents

Cautionary Statement	1

First Quarter 2006 Financial Highlights	2

Summary Income Statement	3

Noninterest Revenue	4

Net Interest Revenue	5

Operating Expense	6

Revenue and Pretax Income Mix / Assets Under Management Flows	7

Business Sectors Summary	8

Mellon Asset Management	9

Private Wealth Management	10

Asset Servicing	11

Payment Solutions & Investor Services	12

Other / Discontinued Operations	13

Supplemental information - Reconciliation of Reported GAAP Amounts to Adjusted Non-GAAP Amounts	14

Appendix – Financial Trends (Filed as Exhibit 99.2)

All narrative comparisons are with the first quarter of 2005 unless otherwise noted. All information in this Quarterly Earnings Summary is reported on a continuing operations basis, unless otherwise noted. Discontinued operations are discussed on page 13.

Throughout this Quarterly Earnings Summary, certain first quarter 2005/2006 measures, which are noted, exclude certain items. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance. See page 14 for a reconciliation of Reported Amounts presented in accordance with Generally Accepted Accounting Principles (GAAP) to Adjusted non-GAAP Amounts, which exclude these items. We do not believe any adjustments to Reported Amounts for the fourth quarter of 2005 are necessary to facilitate comparisons with the first quarter of 2006. We have made no adjustments to fourth quarter 2005 Reported Amounts for the purpose of our internal assessment of quarterly financial performance.

Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

CAUTIONARY STATEMENT

A number of statements (i) in our presentations and (ii) in the responses to your questions are “forward-looking statements.” These statements relate to, among other things, the Corporation’s future financial results, including future revenue, expenses and earnings, seasonality factors, the use of excess capital, the expected second quarter 2006 net interest revenue, the normal seasonal decline in performance fees, the estimated re-pricing lives of securities, new business wins, the potential additional gain on the sale of large corporate real estate loans, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, changes in political and economic conditions; changes in the relevant benchmark to measure changes in investment management fees; equity, fixed-income and foreign exchange market fluctuations; changes in the mix of assets under management; the effects of the adoption of new accounting standards; corporate and personal customers’ bankruptcies; operational risk; inflation; technological change; success in the timely development of new products and services; competitive product and pricing pressures within the Corporation’s markets; consumer spending and savings habits; interest rate fluctuations; monetary fluctuations; acquisitions and integrations of acquired businesses; changes in law; changes in fiscal, monetary, regulatory, trade and tax policies and laws; success in gaining regulatory approvals when required; the effects of recent and any further terroristic acts and the results of the war on terrorism; as well as other risks and uncertainties detailed from time to time in the filings of the Corporation with the Securities and Exchange Commission. Such forward-looking statements speak only as of April 18, 2006, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

FIRST QUARTER 2006 FINANCIAL HIGHLIGHTS

	Income from Continuing Operations		EPS from Continuing Operations
	$ millions	% growth	$	% growth
GAAP	$202	(34)%	$.49	(32)%
Non-GAAP Adjusted*	$214	14%	$.52	18%

*	Non-GAAP adjustments are detailed on a supplemental table on page 14. The discussion below of total revenue, operating expenses, pre-tax margins as well as the proportion of total Mellon earnings is based on these adjustments.

Asset Management and Asset Servicing represented 89% of Mellon’s pre-tax income in the first quarter of 2006 (vs. 81% in the first quarter of 2005).

Business Sectors	Growth		% of Pretax	Commentary
	Revenue	Pre-tax
Mellon Asset Management	28%	47%	48%	Net flows/performance fees/market
Private Wealth Management	2%	(11)%	21%	Continued growth investment/strong fee growth/flat yield curve
Asset Servicing	29%	23%	20%	New business/investment
				spending/acquisitions
Payment Solutions & Investor Services	(7)%	(16)%	11%	Lower volumes/lower expenses

•	Record Level of Assets under Management $808 billion, an increase of 11%; net inflows for the first quarter of 2006 totaled $9 billion (all long-term)

•	Record Level of Assets under Custody/Administration $4.125 trillion, an increase of 25%

•	Total Revenue increased 18% (detailed on page 3)

•	Total Fee revenue increased 19% (detailed on page 4)

•	Net interest revenue (FTE) totaled $130 million, an increase of 7% (detailed on page 5)

•	Excluding acquisitions total revenue increased 16%

•	Operating expense increased 20% (detailed on page 6)

•	Driven principally by the growth in incentives, distribution and servicing expenses and acquisitions

•	Excluding acquisitions, operating expense increased 16%

•	Pre-tax margin was 26%, compared with a pre-tax margin of 27% for the first quarter of 2005

•	The tangible shareholder’s equity ratio of 5.26% at March 31, 2006

•	Targeted range of 4.25 – 5.00%

•	Unrealized mark-to-market after tax losses on the securities available for sale portfolio increased by $57 million in the first quarter of 2006

•	Repurchased 4.3 million shares during the first quarter of 2006 (net share reduction of 1.9 million)

•	Repurchased 1 million shares on April 4, 2006

•	Quarterly dividend increased by 2 cents (10%), to $.22/share

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Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

SUMMARY INCOME STATEMENT

Mellon Financial Corporation

Continuing Operations

						1Q06 vs. 1Q05
	2005				2006 1st Qtr	GAAP	Non-GAAP Adjusted(c)
(dollar amounts in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Total fee and other revenue (a)	$1,152	$998	$1,038	$1,107	$1,140	(1)%	19%
Gains on sales of securities	—	—	1	—	—	—	—
Net interest revenue	117	127	118	123	126	7	7

Total revenue	1,269	1,125	1,157	1,230	1,266	—	18
Provision for credit losses	(1)	3	12	5	1	N/M	N/M
Total operating expense (b)	804	826	871	916	966	20	20

Income from continuing operations before income taxes	466	296	274	309	299	(36)	12
Provision for income taxes	161	93	78	101	97

Income from continuing operations	$305	$203	$196	$208	$202	(34)	14
Return on equity	30%	20%	19%	20%	20%
Pre-tax operating margin (FTE)	37%	27%	24%	26%	24%
- excluding the items in footnotes (a) and (b) below	27%	27%	24%	26%	26%

(a)	1Q05 includes the $197 million gain from the sale of our remaining interest in Shinsei Bank.

(b)	1Q05 includes the $2 million additional charge associated with the move to the new Mellon Financial Centre in London, the $10 million charge associated with the early extinguishment of debt and a $3 million additional writedown of a business previously identified as held for sale. 1Q06 includes the $19 million charge recorded in connection with payments, awards and benefits payable to Mellon’s former chairman and chief executive officer, pursuant to his employment agreement.

(c)	Non-GAAP adjustments are detailed on a supplemental table on page 14.

N/M - Not meaningful.

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Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

NONINTEREST REVENUE

(dollar amounts in millions, unless otherwise noted)	2005					2006 1st Qtr	1Q06 vs. 1Q05
	1st Qtr		2nd Qtr	3rd Qtr	4th Qtr
Investment management	$402		$417	$438	$447	$466	16%
Performance fees	27		26	41	77	58	114

Total investment management	429		443	479	524	524	22
Distribution and service	71		74	82	90	98	38
Institutional trust and custody	174		193	197	214	224	29
Payment solutions & investor services	134		142	122	126	121	(10)
Foreign exchange trading	54		50	52	46	58	8
Financing-related/equity investment	251	(a)	50	51	49	54	N/M
Other	39		46	55	58	61	53

Total fee and other revenue	1,152		998	1,038	1,107	1,140	(1)
Gains on sales of securities	—		—	1	—	—	—

Total noninterest revenue (non-FTE)	$1,152		$998	$1,039	$1,107	$1,140	(1)%
- Excluding items detailed on page 14	$955					$1,140	19%
Total noninterest revenue (FTE)	$1,162		$1,010	$1,047	$1,118	$1,149	(1)%
Fee and other revenue as a percentage of total revenue (FTE)	91	%(a)	88%	90%	90%	90%
Market value of assets under management at period-end (in billions)	$729		$738	$766	$781	$808	11%
Market value of assets under custody or administration at period-end (in billions)	$3,293		$3,450	$3,777	$3,908	$4,125	25%
S&P 500 Index - period-end	1181		1191	1229	1248	1295	10%
S&P 500 Index - daily average	1192		1182	1224	1231	1284	8%

(a)	The first quarter of 2005 includes a gain from the sale of our remaining investment in Shinsei Bank of $197 million. Excluding this gain, fee and other revenue as a percentage of total revenue (FTE) would have totaled 89%.

KEY POINTS

•	Investment management fees were up a strong 22% driven by improved equity markets, higher performance fees and net asset inflows; excluding the impact of performance fees, investment management fees increased by 16%

•	Distribution and service fees increased 38% reflecting higher market values and higher sales volumes of mutual funds; Mellon Global Investments, our non-U.S. distributor, accounted for approximately 60% of the growth, with the remainder accounted for primarily by Dreyfus

•	Institutional trust & custody fees increased 29% reflecting net new business, the acquisitions of Mellon Analytical Solutions (MAS) and DPM Mellon in 2005 and higher equity market levels; excluding the impact of these acquisitions, institutional trust & custody fees increased 19%

•	Payment solutions & investor services fees declined 10% reflecting lower ancillary services revenue at Mellon Investor Services, lower processing volumes in Global Cash Management and higher compensating balance credits in lieu of fees (recorded in net interest revenue)

•	Foreign exchange trading increased 8% reflecting higher client volumes and higher volatility in minor currencies

•	Financing-related in the first quarter of 2006 included a $7 million ($5 million net of severance/other expenses) gain on the sale of the large corporate real estate loans, partially offset by lower returns on corporate owned life insurance; equity investment revenue was flat excluding the 1Q05 Shinsei gain ($197 million)

•	Other revenue increased 53% reflecting seed capital investment gains, fee revenue from Affiliated Computer Services (ACS) under a transitional service agreement as well as increased levels of expense reimbursements from the joint ventures

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Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

NET INTEREST REVENUE

	2005				2006 1st Qtr	1Q06 vs. 1Q05
(dollar amounts in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Net interest revenue (FTE)	$121	$133	$123	$126	$130	7%
Net interest margin (FTE)	1.92%	2.07%	1.84%	1.85%	1.95%	3	bps
Selected average balances:
Money market investments	$4,252	$3,307	$2,713	$2,825	$2,330	(45)%
Trading account securities	308	293	309	283	309	1
Securities	13,714	14,444	15,967	16,823	17,503	28
Loans	6,882	7,339	7,421	7,133	6,758	(2)

Interest-earning assets	25,156	25,383	26,410	27,064	26,900	7
Interest-bearing deposits	15,913	15,302	16,155	16,013	15,295	(4)
Noninterest-bearing deposits	7,122	7,020	7,411	7,892	8,274	16

KEY POINTS

•	Net interest revenue increased 3% (unannualized) linked quarter reflecting a 10 basis point improvement in the net interest margin primarily due to a higher proportion of noninterest-bearing deposits; up 7% from 1Q05 driven primarily by a higher level of investment securities, as well as a higher level of free funds

•	2Q06 net interest revenue outlook - $126 to $131 million (FTE)

Securities Available for Sale

	2005								2006
(dollar amounts in billions)	Amortized Cost	1st Qtr Average Yield (FTE)	Estimated Average Re-pricing Life		Amortized Cost	4th Qtr Average Yield (FTE)	Estimated Average Re-pricing Life		Amortized Cost	1st Qtr Average Yield (FTE)	Estimated Average Re-pricing Life
Fixed rate:
U.S. Treasury and Agency	$1.8	3.28%	1.8	yr.	$2.0	3.61%	1.1	yr.	$2.0	3.77%	0.9	yr.
Other fixed rate*	5.1	4.96	6.3		4.6	5.02	7.2		4.4	5.01	7.1

Total fixed rate	6.9	4.52	5.1		6.6	4.60	5.4		6.4	4.63	5.2
Floating rate	4.7	3.20	0.1		7.2	4.72	0.1		8.2	5.10	0.1
Adjustable rate	2.7	3.61	1.8		3.6	4.10	2.0		3.7	4.22	2.0

Total	$14.3	3.92%	2.8	yr.	$17.4	4.55%	2.5	yr.	$18.4	4.76%	2.3	yr.

*	Includes mortgage-backed, collateralized mortgage obligations, state and political subdivisions and corporate securities.

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Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

OPERATING EXPENSE

								1Q06 vs. 1Q05
	2005					2006 1st Qtr		GAAP	Non-GAAP Adjusted
(dollar amounts in millions, unless otherwise noted)	1st Qtr		2nd Qtr	3rd Qtr	4th Qtr
Staff:
Compensation	$247		$250	$258	$264	$272		10%	9%
Incentives (a)	108		114	127	134	171		59	44
Employee benefits	66		63	67	66	76		15	14

Total staff	421		427	452	464	519	(c)	23	19
Professional, legal and other purchased services	100		110	114	123	115		15
Distribution and servicing	81		90	100	106	115		42
Net occupancy	59	(b)	57	61	59	59		—	4
Equipment	41		44	44	47	44		8
Business development	21		23	23	28	26		25
Communications	25		19	19	21	24		(4)
Amortization of intangible assets	6		7	6	8	7		14
Other	50	(b)	49	52	60	57		12	52

Total non-staff	383		399	419	452	447		17	21

Total operating expense	$804		$826	$871	$916	$966		20%	20%

Total staff expense as a percentage of total revenue (FTE)	33	%(c)	37%	39%	37%	41	%(c)

(a)	Stock option expense totaled $6 million, $6 million, $7 million and $6 million for each of the quarters of 2005. It totaled $11 million in the 1Q06, including $3 million for Mellon’s former chairman and CEO, pursuant to his employment agreement.

(b)	The first quarter of 2005 includes a $10 million pre-tax charge (included in other expense) for the early extinguishment of debt and $5 million of additional expense ($2 million of occupancy expense and $3 million of other expenses) related to charges recorded in 2004 for the move to the new Mellon Financial Centre in London and a writedown of the remaining small non-strategic businesses previously identified as held for sale.

(c)	Excluding the Shinsei gain, this ratio would have been 39% in the first quarter of 2005. The first quarter 2006 includes a $19 million pre-tax charge in connection with payments, awards and benefits payable to Mellon’s former chairman and chief executive officer, pursuant to his employment agreement. Excluding this charge, staff expense as a percentage of total revenue would have been 39%.

KEY POINTS

•	Operating expense (excluding the amounts detailed on the supplemental table on page 14) increased $158 million, or 20%, reflecting increases of:

•	$47 million in incentives associated with new business generation and performance fees reflecting a higher proportion of asset management activities in our business mix, as well as higher stock option expense

•	$6 million in pension and severance expenses

•	$34 million in distribution and services expenses

•	$34 million related to acquisitions

•	Excluding the impact of acquisitions and items detailed on the table on page 14, operating expense increased 16%, equal to the increase in total revenue calculated on the same basis

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Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

First Quarter 2006 Revenue and Pre-tax Income Mix

Revenue	Pre-tax Income*

81% Asset Management and Asset Servicing	89% Asset Management and Asset Servicing

* Reflects Non-Gaap adjustments

Assets Under Management flows

Changes in market value of assets under management from March 31, 2005 to March 31, 2006 - by business sector

(in billions)	Mellon Asset Management	Private Wealth Management	Asset Servicing	Total
Market value of assets under management at March 31, 2005	$585	$49	$95	$729
Net inflows:
Long-term	24	2	—	26
Money market/securities lending	5	—	9	14

Total net inflows	29	2	9	40
Net market appreciation (a)	35	3	—	38
Acquisitions	—	1	—	1

Market value of assets under management at March 31, 2006	$649	$55	$104	$808

(a)	Includes the effect of changes in foreign exchange rates.

Changes in market value of assets under management from Dec. 31, 2005 to March 31, 2006 - by business sector

(in billions)	Mellon Asset Management	Private Wealth Management	Asset Servicing	Total
Market value of assets under management at Dec. 31, 2005	$625	$53	$103	$781
Net inflows:
Long-term	10	1	—	11
Money market/securities lending	(3)	—	1	(2)

Total net inflows	7	1	1	9
Net market appreciation (a)	17	1	—	18

Market value of assets under management at March 31, 2006	$649	$55	$104	$808

(a)	Includes the effect of changes in foreign exchange rates.

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Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

MELLON FINANCIAL CORPORATION

BUSINESS SECTORS SUMMARY

During the first quarter of 2006 we moved the financial results of Mellon 1st Business Bank, National Association to the Private Wealth Management sector from the Other sector (previously the Treasury Services/Other Activity sector). This change reflects the similar nature of products and clients of Mellon 1st Business Bank with other reporting units in the Private Wealth Management sector, as well as our organizational structure, as the management of Mellon 1st Business Bank reports to the head of Private Wealth Management. Historical sector results for Private Wealth Management and Other have been restated to reflect this change.

In addition, consistent with refinements to our economic capital models, as well as changes in business activity and risk profiles, we adjusted our allocations of common equity and trust-preferred for 2006 to better reflect the operational, credit, market and strategic risk inherent in each business sector. Overall, slightly less capital was allocated to Payment Solutions & Investor Services, Mellon Asset Management and Private Wealth Management and slightly more to Asset Servicing, but overall the changes were not significant.

(dollar amounts in millions unless otherwise noted, presented on an FTE basis)	Mellon Asset Management			Private Wealth Management
	1Q06	4Q05	1Q05	1Q06	4Q05	1Q05
Total revenue	$550	$533	$431	$172	$171	$169
Operating expense	390	372	323	103	100	91

Income from continuing operations before taxes (FTE)	$160	$161	$108	$69	$71	$78
Return on common equity	44%	43%	29%	34%	32%	35%
Pre-tax operating margin	29%	30%	25%	40%	41%	46%

(dollar amounts in millions, unless otherwise noted, presented on an FTE basis)	Asset Servicing			Payment Solutions & Investor Services
	1Q06	4Q05	1Q05	1Q06	4Q05	1Q05
Total revenue	$313	$289	$243	$167	$171	$179
Operating expense	245	238	188	129	132	133

Income from continuing operations before taxes (FTE)	$68	$51	$55	$38	$39	$46
Return on common equity	34%	27%	30%	39%	31%	38%
Pre-tax operating margin	22%	18%	23%	23%	23%	26%

(dollar amounts in millions, unless otherwise noted, presented on an FTE basis)	Other			Total Consolidated
	1Q06	4Q05	1Q05	1Q06	4Q05	1Q05
Total revenue	$77	$80	$261 (a)	$1,279	$1,244	$1,283
Credit quality expense	1	5	(1)	1	5	(1)
Operating expense	99 (a)	74	69 (a)	966	916	804

Income (loss) from continuing operations before taxes (FTE)	$(23)	$1	$193	$312	$323	$480
Return on common equity	N/M	N/M	N/M	20%	20%	30%
Pre-tax operating margin	N/M	N/M	N/M	24%	26%	37%

(a)	Includes the items detailed on the supplemental table on page 14.

N/M - Not meaningful.

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Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

MELLON ASSET MANAGEMENT

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2005				2006 1st Qtr	1Q06 vs. 1Q05
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Revenue:
Investment management
Mutual funds	$179	$187	$200	$201	$194	8%
Institutional clients	122	129	133	136	158	30
Performance fees	27	26	41	77	58	114
Private clients	20	21	22	23	24	19

Total investment management	348	363	396	437	434	24
Distribution and service	71	74	82	90	98	38
Other fee revenue	16	12	15	11	22	49

Total fee and other revenue	435	449	493	538	554	28
Net interest revenue (expense)	(4)	(6)	(6)	(5)	(4)	—

Total revenue	431	443	487	533	550	28
Operating expense	323	336	358	372	390	21

Income from continuing operations before taxes	$108	$107	$129	$161	$160	47%
Market value of assets under management at period-end (in billions)(a)	$585	$584	$609	$625	$649	11%
Assets under management - net inflows (outflows) (in billions):
Long-term	$5	$(1)	$9	$6	$10
Short-term	$6	$—	$4	$4	$(3)
Return on common equity	29%	29%	37%	43%	44%
Pre-tax operating margin	25%	24%	27%	30%	29%

(a)	Excludes amounts subadvised for other sectors of $2 billion, $3 billion, $3 billion, $4 billion and $4 billion.

KEY POINTS

•	Strong positive operating leverage (revenue growth of 28% exceeded expense growth of 21%) resulted in 400 bps of margin expansion

•	Investment management fees increased 24% reflecting improved equity markets, higher performance fees and net asset inflows

•	Performance fees accounted for 36% of the overall increase in investment management fees, driven by an increasing number of mandates with performance fee opportunities as well as continued strong investment performance; of the $31 million increase in performance fees, 55% were from new client mandates

•	Net positive AUM inflows of $7 billion in 1Q06 were comprised of $10 billion of long-term inflows partially offset by $3 billion of money market outflows

•	Of the $10 billion of long-term net inflows, approximately 40% were non-U.S.

•	Distribution and service fees increased 38% reflecting higher market values and higher sales volumes of mutual funds, particularly outside of the U.S. as Mellon Global Investments accounted for approximately 60% of the growth, with the remainder primarily accounted for by Dreyfus

Other Items Impacting Future Quarters

•	WestLB Mellon Asset Management joint venture closed April 3, 2006

•	EUR38 ($46) billion in assets under management

•	Enhances distribution in German and French markets

•	Deepens European equity and fixed income product capabilities

•	Seasonality of performance fees

•	1Q06 includes several mandates with the opportunity to earn annual performance fees only in the 1st quarter

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Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

PRIVATE WEALTH MANAGEMENT (a)

(dollar amounts in millions, averages in billions; presented on an FTE basis)	2005				2006 1st Qtr	1Q06 vs. 1Q05
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Revenue:
Investment management	$81	$80	$83	$87	$90	12%
Institutional trust and custody	3	2	3	2	3	—
Other fee revenue	5	5	5	6	5	—

Total fee and other revenue	89	87	91	95	98	11
Net interest revenue	80	79	77	76	74	(8)

Total revenue	169	166	168	171	172	2
Operating expense	91	92	96	100	103	13

Income from continuing operations before taxes	$78	$74	$72	$71	$69	(11)%
Average loans	$4.5	$4.6	$4.7	$4.6	$4.6	2%
Average assets	$9.4	$9.5	$10.1	$10.9	$10.3	9%
Average deposits	$8.3	$8.3	$8.8	$9.5	$8.9	6%
Market value of total client assets at period end (in billions)	$77	$78	$82	$86	$89	15%
Return on common equity	35%	34%	34%	32%	34%
Pre-tax operating margin	46%	45%	43%	41%	40%

(a)	In the first quarter of 2006, the financial results of Mellon 1st Business Bank, National Association were moved to the Private Wealth Management sector from the Other sector (previously the Treasury Services/Other Activity sector). All prior periods have been restated.

KEY POINTS

•	Total fee and other revenue increased 11% driven by net new business, improved equity markets and the City Capital acquisition (December 2005) in Atlanta

•	Net interest revenue decreased 8% due principally to narrower spreads earned on deposits as the rates paid to depositors increased faster than the portfolio yields on short-to-medium term investment securities in which the excess deposits were invested

•	Negative operating leverage resulted from the decline in net interest revenue and the expense impact of business growth initiatives

•	Total client assets increased 15% driven primarily by new Family Office business, new Private Wealth business in the Boston market, as well as the impact of acquisitions

Other Items Impacting Future Quarters

•	The acquisition of U.S. Trust Planned Giving Services Group was completed on March 31, 2006 adding approximately $700 million of clients assets and creating the largest planned giving provider in the U.S.

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Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

ASSET SERVICING

(dollar amounts in millions, averages in billions; presented on an FTE basis)	2005				2006 1st Qtr	1Q06 vs. 1Q05
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Revenue:
Institutional trust and custody	$132	$141	$154	$171	$174	31%
Securities lending revenue	24	33	25	26	30	27
Other fee revenue	68	67	70	72	83	23

Total fee and other revenue	224	241	249	269	287	28
Net interest revenue	19	21	22	20	26	34

Total revenue	243	262	271	289	313	29
Operating expense	188	200	217	238	245	30

Income from continuing operations before taxes	$55	$62	$54	$51	$68	23%
Average deposits	$7.0	$6.9	$7.8	$7.1	$7.1	1%
Market value of assets under management at period-end (in billions)(a)	$95	$104	$106	$103	$104	9%
Market value of assets under custody or administration at period-end (in billions)	$3,259	$3,416	$3,746	$3,874	$4,091	26%
Return on common equity	30%	33%	30%	27%	34%
Pre-tax operating margin	23%	24%	20%	18%	22%
MEMO:
Total joint venture revenue (b)	$93	$101	$102	$107	$119	28%

(a)	Represents the investment of securities lending cash collateral managed by the Asset Servicing sector.

(b)	Mellon’s portion of total joint venture revenue is not included in our reported fee revenue.

KEY POINTS

•	Total revenue increased 29% reflecting:

•	a 31% increase in institutional trust and custody fees driven by net new business, the 2005 acquisitions of Mellon Analytical Solutions (MAS) and DPM Mellon and improved market conditions

•	a 27% increase in securities lending revenue resulting from higher volumes and increased spreads

•	Higher foreign exchange fees due to higher client volumes and higher volatility in minor currencies

•	Increased expense reimbursements from joint ventures

•	a $7 million increase in net interest revenue due to increased spreads and higher U.S. deposit levels

•	Excluding the impact of the Mellon Analytical Solutions and DPM Mellon acquisitions, total revenue increased 19%

•	Assets under custody or administration increased to a record level of $4.091 trillion

•	Net new conversions of $66 billion in first quarter of 2006

•	Slightly negative operating leverage as positive operating leverage in our core business was impacted by the MAS and DPM Mellon acquisitions, which accounted for approximately 60% of the increase in expense

•	R&M custody survey - #1 rated global custodian among the peer group of large custodians for the fifth consecutive year

Other Items Impacting Future Quarters

•	New business wins totaled a record $226 billion in the first quarter of 2006 (over 75% of which represented new clients and came from outside the U.S.) - includes ABN AMRO Mellon’s mandate for DEPFA Bank (EUR115 ($139) billion assets under custody), expected to be converted in 3Q06

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Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

PAYMENT SOLUTIONS & INVESTOR SERVICES

(dollar amounts in millions, averages in billions; presented on an FTE basis)	2005				2006 1st Qtr	1Q06 vs. 1Q05
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Revenue:
Payment solutions & investor services	$134	$142	$122	$126	$121	(10)%
Other fee revenue	8	6	5	7	5	N/M

Total fee and other revenue	142	148	127	133	126	(12)
Net interest revenue	37	33	34	38	41	12

Total revenue	179	181	161	171	167	(7)
Operating expense	133	135	127	132	129	(3)

Income from continuing operations before taxes	$46	$46	$34	$39	$38	(16)%
Average deposits	$7.1	$6.4	$6.2	$6.6	$6.8	(4)%
Return on common equity	38%	38%	30%	31%	39%
Pre-tax operating margin	26%	25%	21%	23%	23%

N/M	- Not meaningful.

KEY POINTS

•	Payment solutions & investor services fees decreased 10% reflecting lower ancillary services revenue at Mellon Investor Services, lower Global Cash Management processing volumes and higher credits for compensating balances in lieu of paying fees (recorded in net interest revenue)

•	Net interest revenue increased 12% reflecting the impact of higher compensating balances as well as increased spreads on Mellon Investor Services and Global Cash Management noninterest-bearing customer deposits reflecting the higher interest rates at which excess deposits were invested

•	Lower staff costs on lower processing volumes, offset by the decline in revenue, resulting in a lower pre-tax margin and negative operating leverage

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Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

OTHER

Other - income from continuing operations before taxes (FTE)

(in millions)	2005				2006 1st Qtr
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Corporate lending	$3	$4	$4	$6	$4
Venture capital	6	5	10	7	9
Business exits	4	22	(5)	(1)	12
Corporate activity/other	180	(6)	(11)	(11)	(48)

Total	$193	$25	$(2)	$1	$(23)

•	In the first quarter of 2006, Mellon recorded a pre-tax charge of $19 million, or $.03 per share, in connection with payments, awards and benefits payable to its former chairman and chief executive officer, pursuant to his employment agreement

•	1Q06 expenses included severance expense of $3 million, including severance related to the sale of the large corporate real estate loan portfolio, discussed below

•	Venture capital net gains totaled $17 million in 1Q06 compared with $15 million in 4Q05 and $16 million in 1Q05

•	The sale of the large corporate real estate loan portfolio was completed in 1Q06 at a gain of $7 million (reported in financing-related revenue), partially offset by severance and other expenses of $2 million, for a net gain of $5 million. Potential additional gain of up to $3 million may be recorded in 2Q06, following a 90 day customer retention determination period

DISCONTINUED OPERATIONS

On March 16, 2005, we announced the signing of a definitive agreement to sell our human resources (HR) consulting practices, benefits administration and business process outsourcing businesses to ACS. The sale closed on May 26, 2005. In the first quarter of 2005, we applied discontinued operations accounting to these businesses that were included in the former Human Resources & Investor Solutions sector. The $5 million after-tax net gain on disposals recorded in the first quarter of 2006 primarily resulted from the recognition of a tax benefit on the sale of a foreign HR business subsidiary not included in the ACS transaction. All information in this earnings release reflects continuing operations, unless otherwise noted.

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Mellon Financial Corporation 1Q06 Quarterly Earnings Summary

Supplemental Information - Reconciliation of Reported GAAP Amounts to Adjusted Non-GAAP Amounts

Reported Amounts are presented in accordance with GAAP. We believe that this supplemental adjusted non-GAAP information is useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe it facilitates comparisons with prior periods and reflects the principal basis on which our management monitors financial performance. See the table below for a reconciliation of first quarter 2006 and 2005 Reported Amounts presented in accordance with GAAP to Adjusted non-GAAP Amounts, which exclude these items. We do not believe any adjustments to Reported Amounts for the fourth quarter of 2005 are necessary to facilitate comparisons with the first quarter of 2006. We have made no adjustments to fourth quarter 2005 Reported Amounts for the purpose of our internal assessment of quarterly financial performance.

Supplemental information

(dollar amounts in millions)	First Quarter 2006				First Quarter 2005				Adjusted Amounts (non-GAAP) % Change
	Reported Amounts (GAAP)	Adjustments		Adjusted Amounts (non- GAAP)	Reported Amounts (GAAP)	Adjustments		Adjusted Amounts (non- GAAP)
Noninterest revenue:
Fee and other revenue	$1,140	$—		$1,140	$1,152	$(197	)(b)	$955
Gains on sales of securities	—	—		—	—	—		—

Total noninterest revenue	1,140	—		1,140	1,152	(197)		955	19%
Net interest revenue	126	—		126	117	—		117	7%

Total revenue	1,266	—		1,266	1,269	(197)		1,072	18%
Provision for credit losses	1	—		1	(1)	—		(1)
Operating expense:
Staff:
Compensation	272	(2	)(a)	270	247	—		247
Incentives	171	(16	)(a)	155	108	—		108
Employee benefits	76	(1	)(a)	75	66	—		66

Total staff	519	(19)		500	421	—		421
Net occupancy	59	—		59	59	(2	)(c)	57
Other	388	—		388	324	(13	)(d)	311

Total operating expense	966	(19)		947	804	(15)		789	20%

Income from continuing operations before taxes	$299	$19		$318	$466	$(182)		$284	12%

Memo - Fully taxable equivalent basis:
Total noninterest revenue	$1,149	$—		$1,149	$1,162	$(197)		$965	19%
Net interest revenue	130	—		130	121	—		121	7%

Total revenue	$1,279	$—		$1,279	$1,283	$(197)		$1,086	18%
Income from continuing operations before taxes	$312	$19		$331	$480	$(182)		$298	11%
Pre-tax operating margin (e)	24%			26%	37%			27%
Fee and other revenue as a percentage of total revenue	90%			90%	91%			89%

(a)	Reflects the charge recorded in connection with payments, awards and benefits payable to Mellon’s former chairman and chief executive officer, pursuant to his employment agreement.

(b)	Reflects the gain from the sale of our remaining investment in Shinsei Bank.

(c)	Reflects an additional charge associated with the move to the new Mellon Financial Centre in London.

(d)	Includes the $10 million charge associated with the early extinguishment of debt and a $3 million additional writedown of a business previously identified as held for sale.

(e)	Income from continuing operations before taxes as a percentage of total revenue.

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